Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-185900, 333-185901, 333-192109, and 333-199957) of Zogenix, Inc.,

(2) Registration Statement (Form S-8 No. 333-170875) pertaining to the 2006 Equity Incentive Plan, 2010 Equity Incentive Award Plan, and 2010 Employee Stock Purchase Plan of Zogenix, Inc.,

(3) Registration Statement (Form S-8 Nos. 333-181543) pertaining to the 2010 Equity Incentive Award Plan, as amended of Zogenix, Inc., and

(4) Registration Statement (Form S-8 No. 333-197998) pertaining to the Employment Inducement Equity Incentive Award Plan of Zogenix, Inc.;

of our reports dated March 11, 2015, with respect to the consolidated financial statements of Zogenix, Inc. and to the effectiveness of internal control over financial reporting of Zogenix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
San Diego, California
March 11, 2015